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                                                                     EXHIBIT 4.1


                                                                FORM OF WARRANT
Certificate No. ______________

Number of Warrants ___________

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION.

         RULES OF THE TORONTO STOCK EXCHANGE PROHIBIT TRANSFER OF THE WARRANTS OR THE SECURITIES OBTAINABLE ON EXERCISE THEREOF UNTIL THE EARLIER OF FOUR MONTHS FROM THE DATE ON WHICH THESE SECURITIES WERE ISSUED OR THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE RESALE OF SUCH SECURITIES IS DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                           GOLDEN STAR RESOURCES LTD.

                        WARRANT TO PURCHASE COMMON SHARES

                  This certifies that, for good and valuable consideration, Golden Star Resources Ltd., a corporation subsisting under the Canada Business Corporations Act (the "Company"), grants to _________________ (the "Warrantholder"), the right to subscribe for and purchase from the Company __________ validly issued, fully paid and non-assessable Common Shares, as defined in Section 7 ("the Warrant Shares"), at the purchase price per Warrant Share of $1.50 (the "Exercise Price"), at any time and from time to time, prior to 5:00 PM Eastern Time December 12, 2004 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth. After the Expiration Date, this Warrant shall be null and void. The number and kind of securities for which this Warrant is exercisable and the Exercise Price are subject to adjustment in certain circumstances as provided in Section 5. At any time after any such adjustment, the term Warrant Shares shall mean the securities for which this Warrant is exercisable and the term Exercise Price shall mean the Exercise Price as so adjusted. All references in this Warrant to "$" or to dollar amounts are to United States Dollars unless otherwise noted.

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         1.       Duration and Exercise of Warrant; Limitation on Exercise;
                  Payment of Taxes.

                  1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

                          (a)       the surrender of this Warrant certificate to
the Company, with a duly executed Exercise Form specifying the number of Warrant Shares subject to such exercise, during normal business hours on any Business Day prior to the Expiration Date; and

                          (b)       unless a Net Exercise Election is made as
provided in Section 1.1(c), the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares.

                           (c)      If, at the time of any exercise of this
Warrant, the Common Shares are traded on a securities exchange or other securities market providing regular trading information and/or quotations for the Common Shares, then, in lieu of paying the Exercise Price with respect to any exercise of this Warrant, the Warrantholder may make a Net Exercise Election by so notifying the Company in writing upon surrender of this Warrant certificate as provided in Section 1.1(a). In that event, the Company shall issue to the Warrantholder the number of Warrant Shares or other securities equal to the securities to which such exercise applies reduced by a number of such securities having a Fair Market Value on the date of exercise equal to the Exercise Price with respect to such exercise and shall not be entitled to receive the Exercise Price.

                  1.2 Warrant Shares Certificate. A certificate or certificates representing the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt (including facsimile receipt) of the Exercise Form and actual receipt of this Warrant certificate and payment of the Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Warrantholder a new Warrant certificate evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant certificate.

                  1.3 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto levied by the United States or Canada or any political subdivision of either thereof; provided, however, that the Warrantholder shall be required

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to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company. Any issuance of Warrant Shares or a Warrant certificate to a person other than the Warrantholder shall be subject to any applicable transfer restrictions imposed by applicable law and/or this Warrant certificate.

                  1.4      Divisibility of Warrant; Transfer of Warrant.

                           (a)      Subject to the provisions of Section 1.4(b),
this Warrant certificate may be exchanged for two or more Warrant certificates that, together, represent the right to purchase the number of Warrant Shares for which this Warrant is then exercisable upon surrender of this Warrant certificate at the principal office of the Company, without charge to any Warrantholder. Upon such division, and subject to the provisions of Section 1.4(b), the Warrants may be transferred of record as the then Warrantholder may specify without charge to the Warrantholder (other than any applicable transfer taxes). In addition, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

                           (b)      THIS WARRANT IS A "RESTRICTED SECURITY" AS
DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN ANY TRANSACTION TO WHICH UNITED STATES SECURITIES LAWS APPLY EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM THE REQUIREMENT FOR REGISTRATION. THE COMPANY SHALL NOT BE REQUIRED TO ISSUE WARRANT CERTIFICATES REFLECTING ANY TRANSFER OF THIS WARRANT OR THE ISSUANCE OF ANY WARRANT SHARES TO A PERSON OTHER THAN THE WARRANTHOLDER (OR OTHERWISE TO RECOGNIZE ANY SUCH TRANSFER) UNLESS THE WARRANTHOLDER HAS PROVIDED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH ISSUANCE OR TRANSFER CAN BE MADE WITHOUT VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE SHALL NOT BE TRANSFERRED UNTIL THE EARLIER OF (A) APRIL 11, 2003 AND (B) THE DATE ON WHICH A REGISTRATION STATEMENT RELATING TO THE WARRANT SHARES IS DECLARED EFFECTIVE BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

                           (c)      Subject to the provisions of Sections 1.3
and 1.4(b), upon surrender of this Warrant certificate to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. The term

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"Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

        2.        Issuance and Reservation of Shares; Approval Process.

                  2.1      The Company covenants and agrees as follows:

                           (a)      all Warrant Shares issued upon the due
exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all transfer taxes, liens, security interests, charges, and other encumbrances (other than encumbrances resulting from the status of or any action by the Warrantholder) with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue; and

                           (b)      during the period within which this Warrant
may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of this Warrant.

                  2.2 The Company represents, warrants and covenants that the Toronto Stock Exchange ("TSE") has approved the issuance of the Warrants, and that upon exercise of the Warrants, the TSE (if the Common Shares are then listed on the TSE) and the American Stock Exchange ("AMEX") (if the Common Shares are then listed on the AMEX) will have approved the listing of the Warrant Shares issuable upon such exercise. The Company covenants and agrees to fulfill all applicable requirements of the TSE and the AMEX, or, if not the TSE or AMEX, the principal exchange or trading market on which the Common Shares are listed so as to cause the Warrant Shares to be listed thereon.

         3.       Loss or Destruction of Warrant.

         Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company promptly (but not later than in two Business Days) will execute and deliver a new Warrant of like tenor.

         4.       Ownership of Warrant.

         The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

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         5.       Certain Adjustments.

                  5.1 The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                           (a)      Stock Dividends.  If at any time after the
date of the issuance of this Warrant the Company shall fix a record date for the issuance of any stock dividend or distribution payable to the holders of Common Shares in Common Shares or securities or rights convertible or exchangeable into Common Shares then, on the record date fixed for the determination of holders of Common Shares entitled to receive such dividend or distribution (or on the dividend distribution date if no record date is set) or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of Common Shares that such Warrantholder would have owned (or been entitled to receive in the case of convertible or exchangeable securities) immediately following such action had this Warrant been exercised immediately prior to such record date, and the Exercise Price will be adjusted as provided below in paragraph (f).

                           (b)      Combination of Stock.  If the number of
Common Shares outstanding at any time after the date of the issuance of this Warrant shall have been increased or decreased by a combination, subdivision or split of the outstanding Common Shares, then, immediately after the effective date of such combination, subdivision or split the number of Common Shares to be delivered upon exercise of this Warrant will be increased or decreased so that the Warrantholder thereafter will be entitled to receive the number of Common Shares that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

                           (c)      Reorganization, etc.  If any capital
reorganization of the Company, any reclassification of the Common Shares, any consolidation of the Company with or merger or amalgamation of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Shares shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Shares, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, lease or other transfer by a holder of the number of Common Shares that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger or sale, lease or other transfer.

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                           (d)      Distributions to All Holders of Common
Shares. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute (or distribute without a record date) to all holders of its Common Shares, any shares of capital stock of the Company (other than Common Shares or securities or rights convertible or exchangeable into Common Shares) or evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities or securities issued in connection with a spin-off, then the Warrantholder shall be entitled to receive, upon exercise of the Warrant, on a pro rata basis, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the record date for such distribution. At the time it fixes the record date for such distribution (or prior to any distribution if no record date is fixed), the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 5.1(d). The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) mail by first class, postage prepaid, to the Warrantholder, notice that such distribution will take place.

                           (e)      Fractional Shares.  No fractional Common
Shares or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional Common Shares that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value of a Common Share.

                           (f)      Exercise Price Adjustment.  Whenever the
number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted pursuant to Sections 5.1(a) or (b), the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter. In the case of any adjustment that results in the Warrant Shares consisting of securities other than, or in addition to, Common Shares, this provision shall be effected so that the aggregate Exercise Price for all of the securities or other assets for which this Warrant is exercisable is divided pro rata among such securities and/or other assets.

                           (g)      Application of Adjustment Provisions to
Warrant Shares Other than Common Shares. If, at any time, as a result of the application of this Section 5.1, the Warrant Shares shall include securities or other assets other than Common Shares, then any further adjustment pursuant to this Section 5.1 shall be applied, as nearly as may be, to any such other securities or assets so as to prevent any dilution or increase in the rights represented by this Warrant.

                  5.2 Future Offerings to Shareholders. In the event the Company shall effect an offering of Common Shares or rights to subscribe for or purchase Common Shares pro rata among its shareholders, the Warrantholder shall be entitled to participate in each and every such offering as if this Warrant had been exercised immediately prior

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to each such offering. The Company shall, concurrently with the mailing to its shareholders, mail by first class, postage prepaid, to the Warrantholder, notice that such offering or rights offering will take place together with all documents and information relating to the terms of the offering. The Company shall not be required to make any adjustment with respect to the issuance of Common Shares pursuant to a rights offering in which the holder hereof has been entitled to elect to participate under the provisions of this Section 5.2.

                  5.3 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is to be adjusted, as herein provided, the Company shall, at least 10 Business Days prior to such adjustment, mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a detailed statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                  5.4 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of Common Shares or to make any other distribution to the holders of Common Shares, (ii) offer to the holders of Common Shares rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares), any capital reorganization, any amalgamation, arrangement or merger, any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Shares entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, amalgamation, arrangement, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Shares shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Shares for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and at least 20 days prior to any record date to determine holders of Common Shares entitled to receive such securities or other property.

                  5.5 Effect of Failure to Notify. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 5.3 and 5.4 shall not affect the necessity of the adjustment to the Exercise Price, the calculation of the number of shares purchasable upon exercise of this Warrant, or the

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legality or validity of any transaction giving rise thereto, without prejudicing the Warrantholder's rights to seek damages for such failure.

                  5.6 Other Dilutive Events. If any event occurs as to which the provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect to the rights of the Company or the Warrantholder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such rights.

         6. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Warrantholder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon such Warrantholder and the Company. A failure on any particular occasion of the Company or the Warrantholder to exercise any right under this Warrant certificate shall not be deemed to constitute a waiver of any other right or of that right on any other occasion.

         7.       Definitions.

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

         Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

         Common Shares: the common shares of the Company, no par value per share.

         Company: the meaning specified in the introductory paragraph of this Warrant.

         Exercise Form: an Exercise Form in the form annexed hereto as Exhibit
A.

         Exercise Price: the meaning specified in the introductory paragraph of this Warrant.

         Expiration Date: the meaning specified in the introductory paragraph of this Warrant.

         Fair Market Value: Fair Market Value of a Common Share (including any Warrant Share) as of a particular date (the "Determination Date") shall mean:

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         (i)      If the Common Shares are listed or admitted for trading on any U.S. national securities exchange or the TSE, then the Fair Market Value shall be the average of the closing prices of the Common Shares on the principal U.S. national securities exchange on which the Common Shares are listed or admitted for trading (or, if the Common Shares are not so listed or admitted for trading, the TSE) on the last ten Trading Days prior to the Determination Date. For the purposes of this definition, the NASDAQ National Market shall be included within the definition of a national securities exchange, whether or not its application therefor has been granted. If the Fair Market Value, so calculated is expressed in Canadian dollars, it shall be convertible to U.S. dollars based on the late New York price as quoted in the Wall Street Journal or, if no such price is available, on the basis of a published exchange rate selected by the Board of Directors in good faith.

         (ii) If the Common Shares are not so listed or admitted for trading, then the Fair Market Value shall be the average of the closing prices (or if no closing prices are available, the average of the high closing bid and low closing asked prices) of the Common Shares on the principal market or quotation system on which the Common Shares are traded.

         (iii) if the Common Shares do not trade and are not quoted on such exchange, market or quotation system on at least nine of the last ten Trading Days, then the Fair Market Value shall be the determined by reference to the last five Trading Days on which the Common Shares are traded or quoted.

         Trading Day: a day on which the principal exchange, market or quotation system on which the Common Shares trade or are quoted is open for the trading of securities.

         Warrantholder: the meaning specified in the introductory paragraph of this Warrant.

         Warrant Shares: the meaning specified in the introductory paragraph of this Warrant.

         8.       Miscellaneous.

                  8.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

                  8.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

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                  8.3      Section and Other Headings.  The section and other
headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                  8.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  8.5 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile (with a copy also sent by regular mail or overnight courier) or by recognized overnight courier or by United States certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                           (a)      if to the Company, addressed to:

                                    Golden Star Resources Ltd.
                                    10579 Bradford Road, Suite 103
                                    Littleton, Colorado  80127-4247
                                    Facsimile: (303) 830-9094
                                    Attention: Corporate Secretary

                           (b)      if to the Warrantholder, addressed to:

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

                  8.6 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                  8.7 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

                                      10

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                  8.8      No Rights or Liabilities as Shareholder. Nothing
contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a shareholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

                  8.9 Submission to Jurisdiction. Any claim under this Warrant shall be brought and adjudicated in the federal court for the district in which Denver, Colorado is located and the Warrantholder, by accepting this Warrant, submits to the jurisdiction of such court and, to the extent that it may lawfully do so, waives any and all rights to object to jurisdiction of or venue in such court based on contacts, convenience or any other reason.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                             GOLDEN STAR RESOURCES LTD.

                                             By: _______________________________
                                                 Name: Allan J. Marter
                                                 Title:  Chief Financial Officer

Dated: December 12, 2002

                                      11
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                                                                       Exhibit A

                                  EXERCISE FORM

TO:      GOLDEN STAR RESOURCES LTD.

(a) The undersigned hereby exercises the right to acquire _________________ Common Shares of Golden Star Resources Ltd. as constituted on __________, 200__ (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto in accordance with and subject to the provisions of the Warrant Certificate).

(b) The Common Shares (or other securities or property) are to be issued as follows:

         Name: _________________________________________________________________
                           (print clearly)

         Address in full: ______________________________________________________

         Social Security Number: _______________________________________________

         Number of Common Shares: ______________________________________________

         Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

         Such securities (please check one):

(a) __________    should be sent by first class mail to the following address:

                  ______________________________________________________________

                  ______________________________________________________________

                                       OR

(b) __________    should be held for pick up at the registered office of the
                  Company in Littleton, Colorado.

         If the number of Warrants exercised are less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of_____________________________________________________________________________

whose address is_______________________________________________________________

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         Such securities (please check one):

(a) __________    should be sent by first class mail to the following address:

                  ______________________________________________________________

                  ______________________________________________________________

                                       OR

(b) __________    should be held for pick up at the registered office of the
                  Company in Littleton, Colorado.

         In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

         DATED this ____ day of __________, ______.

_____________________________   ____________________________________________
Signature Guaranteed                    (Signature of Warrantholder)

                                        _______________________________________
                                        Print full name

                                        _______________________________________
                                        Print full address

                                        _______________________________________

Instructions:

1. The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company at its principal offices in Littleton, Colorado. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2. The signature on the Transfer Form must be guaranteed by a Schedule "A" major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program. The guarantor must affix a stamp bearing the words "SIGNATURE GUARANTEED".

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         *PLEASE NOTE - Signature guarantees are not accepted from Treasury
         Branches or Credit Unions unless they are members of the Stamp Medallion Program.

         **PLEASE NOTE - In the U.S.A. signature guarantees must be done by members of the Medallion Signature Guarantee Program only.

3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4. IF THE REGISTERED HOLDER EXERCISES ITS RIGHT TO RECEIVE COMMON SHARES PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT THE COMMON SHARES WILL BE SUBJECT TO HOLDING PERIODS AND WILL BE ISSUED WITH A LEGEND REFLECTING SUCH HOLDING PERIODS.

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
                                                                       Exhibit B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _________________________________________, __________________ Warrants of Golden
Star Resources Ltd. registered in the name of the undersigned on the records of Golden Star Resources Ltd. represented by the Warrant Certificate attached and irrevocably appoints _______________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

If less than all the Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a) __________    should be sent by first class mail to the following address:

                  ______________________________________________________________

                  ______________________________________________________________

(b) __________    should be held for pick up at the principal offices of the
                  Company at Littleton, Colorado.

             DATED the _____ day of ______________, ______.

                                     ___________________________________________
Signature Guaranteed                        (Signature of Warrantholder)

Instructions:

1. Signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

3. The signature on the Transfer Form must be guaranteed by a Schedule "A" major chartered bank/trust company, or a member of an acceptable Medallion Guarantee

         Program. The guarantor must affix a stamp bearing the words "SIGNATURE GUARANTEED".

         *PLEASE NOTE - Signature guarantees are not accepted from Treasury Branches or Credit Unions unless they are members of the Stamp Medallion Program.

         **PLEASE NOTE - In the U.S.A. signature guarantees must be done by members of the Medallion Signature Guarantee Program only.

4.       WARRANTS SHALL ONLY BE TRANSFERABLE IN ACCORDANCE WITH APPLICABLE LAWS.

5. The securities represented hereby have not been registered under United States federal or state securities laws and may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly, nor may the securities be transferred on the books of the Company, without registration of such securities under all applicable United States federal or state securities laws or compliance with an applicable exemption therefrom, such compliance, at the option of the Company, to be evidenced by an opinion of Warrantholder's counsel, in form acceptable to the Company, that no violation of such registration provisions would result from any proposed transfer or assignment.

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